UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

WUHAN GENERAL GROUP (CHINA), INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34125	84-1092589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canglongdao Science Park of Wuhan East Lake Hi-Tech Development Zone Wuhan, Hubei 430200 People’s Republic of China
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (86) 27-5970-0069

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)	Resignation of Director

On January 31, 2013, the Board of Directors (the “Board”) of Wuhan General Group (China), Inc. (the “Company”) received resignation of Brian Lin from the position of a member of the Board, Chairman of the Audit Committee and a member of Compensation Committee of the Company, effective immediately. Mr. Lin’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies (including accounting or financial policies) or practices.

As a result of Mr. Lin’s resignation, the Audit Committee of the Company currently consists of two members, Mr. Shi Yu and Mr. Yaojun (Larry) Liu, and the Compensation Committee of the Company currently has Mr. Shi Yu as the sole member.

(b)	Appointment of Chairman of Audit Committee

On January 31, 2013, upon Mr. Lin’s resignation, the Board of the Company appointed Mr. Shi Yu to serve as Chairman of the Audit Committee of the Company, effective immediately. Prior to such appointment, Mr. Shi Yu has been serving as a member of the Board of the Company since March 2009.

A brief description of the background experience of Mr. Shi was provided in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 6, 2012, as amended, and is repeated here as follows:

Shi Yu, age 41.  Mr. Shi has served as a director since March 2009.  He has over 20 years of banking and financial management experience.  Since October 2008, Mr. Shi has served as the General Manager of Wuhan Zhong Sheng Credit Union, which is a private company in the business of providing small loans to small companies and individuals.   From May 2006 to October 2008, Mr. Shi served Hubei Zongkun Zhaofu Investment Guaranty Co., Ltd. as its legal representative, President and General Manager and he was responsible for the daily operations and management of the company.  Hubei Zongkun is in the business of providing financial and investment advice as well as small loans and loan guarantees to small businesses and individuals.   From March 2003 to May 2006, Mr. Shi served as the President of the Hannan branch of the Bank of China, which is a state-owned commercial bank.  Mr. Shi holds an MBA from North Jiaotong University.

Mr. Shi’s qualifications to serve on our board of directors include his extensive experience in the banking industry that provides the Board with a greater understanding of the banking industry and valuable financial reporting and risk management expertise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2013

Wuhan General Group (China), Inc.

By:	/s/ Ruilong Qi
Ruilong Qi Chief Executive Officer